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                                   Exhibit 21

                           Subsidiaries of Registrant










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                                   Exhibit 21

                           SUBSIDIARIES OF REGISTRANT





*EG Systems, Inc., an Indiana corporation
    EG Transport, Inc., an Indiana corporation
    John M. Fogarty Enterprises, Inc., an Ohio corporation
        Crowley Lawn Service, Inc., an Ohio corporation
Hyponex Corporation, a Delaware corporation
    EarthGro, Inc., a Connecticut corporation
OMS Investments, Inc., a Delaware corporation
    Old Fort Financial Corp., a Delaware corporation
Republic Tool & Manufacturing Corp., a Delaware corporation
*Sanford Scientific, Inc., a New York corporation
Scotts' Miracle-Gro Products, Inc., an Ohio corporation
    Miracle-Gro Lawn Products, Inc., a New York corporation
    Miracle-Gro Products Ltd., a New York corporation
Scotts Products Co., an Ohio corporation
Scotts Professional Products Co., an Ohio corporation
Scotts-Sierra Horticultural Products Company, a California corporation
    *Sierra-Sunpol Resins, Inc.
    Scotts-Sierra Crop Protection Company, a California corporation Scotts-Sierra Investments, Inc., a Delaware corporation
        Asef Holding B.V. (Netherlands)
           Asef B.V. (Netherlands)
        Scotts Australia Pty Limited (Australia)
        Scotts Belgium 2 B.V.B.A. (Belgium)
        Scotts Canada Ltd. (Canada)
        Scotts France Holdings SARL (France)
           Rhone-Poulenc Jardin SAS (France) - Note: Scotts France SARL owns
             0.03%
           Scotts France SARL (France) - Note: Scotts Holdings Limited owns
             .0019%
        Scotts Holding GmbH (Germany)
           Celaflor Handelsgesellschaft m.b.H. (Austria)
           Scotts Celaflor GmbH & Co. KG (a partnership)(Germany)
                  Celaflor GmbH (Germany)
        Scotts Holdings Limited (United Kingdom)
           Levington Group Limited (United Kingdom)
                  Levington Trustees Limited (United Kingdom)
                  Murphy Home and Garden Ltd. (United Kingdom)
                  The Scotts Company (UK) Limited (United Kingdom)
                      The Scotts Company (Manufacturing) Limited (United
                        Kingdom)
           O M Scott International Investments Limited (United Kingdom)
                 Scotts Italia S.r.l. (Italy)
                  Levington Horticulture Limited (United Kingdom)
                  Miracle Holdings Limited (United Kingdom)
                      Miracle Garden Care Limited (United Kingdom)
                  O M Scott & Sons Ltd. (United Kingdom)
                  Scotts Europe BV (Netherlands)
                        Scotts Belgium B.V.B.A. (Belgium)
                        Scotts OM Espana S.A. (Spain)
                        Scotts Deutschland GmbH (Germany)
           Scotts Horticulture Limited (Ireland)
Swiss Farms Products, Inc., a Delaware corporation




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* Not wholly-owned